Exhibit 99.1

FOR IMMEDIATE RELEASE

Universal Insurance Holdings, Inc. Reports Second Quarter 2014 Financial Results

Second Quarter 2014 Diluted EPS Grows 11 Percent Year-over-Year to $0.49

Achieved Highest Quarterly Revenue in Company History

Fort Lauderdale, FL, August 6, 2014 – Universal Insurance Holdings, Inc. (NYSE: UVE) (or the “Company”) today reported net income of $17.1 million, or $0.49 per diluted share, an increase of $0.05, for the second quarter of 2014, compared to net income of $17.0 million, or $0.44 per diluted share, for the same period in 2013.

“We are pleased to report strong second quarter operational and financial results, demonstrating the merits of our strategy and our prudent and disciplined approach to underwriting,” said Sean P. Downes, the Company’s Chairman, President and Chief Executive Officer. “The reduction in costs that we were able to secure for our 2014-2015 reinsurance program have allowed us to write more high quality, rate adequate business. As a result, we are seeing increasing momentum in direct premiums written, with a year-over-year increase in both new and renewal policy submissions in Florida during the second quarter. In addition, we have continued to increase our geographic diversity, growing our policy count for new business in states outside of Florida by over 40 percent year-over-year. Looking ahead, we will continue to maintain disciplined pricing analytics, and continue to make investments in personnel to improve our processes and continue our entry into new markets. We believe we are well positioned to grow organically and drive shareholder returns as we enter the second half of the year.”

Second-Quarter 2014 & Recent Highlights

•	Net income and diluted EPS grew by $97 thousand and $0.05, respectively, compared to Q2 2013.

•	Submitted applications to expand into Pennsylvania, consistent with the Company’s geographic diversification strategy.

•	Received approval to and wrote first homeowners insurance policy in Delaware.

•	Repurchased in the open market common shares having value of approximately $5 million through June 30, 2014.

•	Authorized an additional $10 million open market share repurchase program through August 1, 2015, of which $498,000 has been deployed through June 30, 2014.

•	Paid dividends of $0.10 per share compared to $0.08 per share in Q2 2013.

•	Affirmed a Financial Stability Rating® of “A” from Demotech, Inc. for insurance subsidiaries APPCIC and UPCIC.

Second-Quarter 2014 Results

Net income for the second quarter of 2014 of $17.1 million reflects an improvement across multiple measures including direct written premiums, net earned premiums, net investment income, realized gains, policy fees, other revenues, total revenues and income before income taxes. Total revenues of $87.0 million are higher than any other quarter in the Company’s history.

Diluted EPS of $0.49 benefitted from lower outstanding shares as a result of the cumulative share repurchases made by the Company.

At June 30, 2014, stockholders’ equity was $178.1 million compared to $175.6 million at December 31, 2013 reflecting an increase in retained earnings of $23.7 million and share repurchases of $20.2 million.

First Six-Months 2014 Results

For the first six months of 2014, the Company’s net income increased by $1.7 million, or 5.8 percent, compared to the same period of 2013. Diluted earnings per share for the first six months of 2014 increased by $0.14, or 19.2 percent, compared to the same period of 2013.

Net premiums earned increased by $4.9 million to $137.2 million for the six months of 2014 compared to the same period of 2013.

Share Repurchases

During the second quarter of 2014, the Company repurchased 446,271 shares of its common stock at an average purchase price of $12.28 per share. In addition, on June 17, 2014, the Company announced that its board of directors authorized a share repurchase program under which the Company may repurchase in the open market up to $10 million of its outstanding shares of common stock through August 1, 2015. Of the newly authorized $10 million repurchase program, $498,000 has been deployed through June 30, 2014. The total remaining authorization as of June 30, 2014 is approximately $9.5 million.

The Company intends to be disciplined and opportunistic with respect to its remaining authorization to repurchase shares as market conditions and other factors permit.

Cash Dividends

On April 16, 2014, the Company announced that its board of directors declared a cash dividend of $0.10 per share of common stock which was paid on July 3, 2014, to shareholders of record on June 19, 2014.

Financial Results Presentation

The Company will make available an audio recording of a presentation discussing its second quarter 2014 financial results on August 6, 2014, at approximately 5:00 p.m. Eastern. The presentation will be pre-recorded and there will be no opportunity for live questions. The audio recording will be available at www.universalinsuranceholdings.com until September 8, 2014.

About Universal Insurance Holdings, Inc.

Universal Insurance Holdings, Inc., with its wholly-owned subsidiaries, is a vertically integrated insurance holding company performing all aspects of insurance underwriting, distribution and claims. Universal Property & Casualty Insurance Company (UPCIC), a wholly-owned subsidiary of the Company, is one of the leading writers of homeowners insurance in Florida and is now fully licensed and has commenced its operations in North Carolina, South Carolina, Hawaii, Georgia, Massachusetts, Maryland and Delaware. American Platinum Property and Casualty Insurance Company, also a wholly-owned subsidiary, currently writes homeowners multi-peril insurance on Florida homes valued in excess of $1 million, which are limits and coverages currently not targeted through its affiliate UPCIC. For additional information on the Company, please visit our investor relations website at www.universalinsuranceholdings.com.

Forward-Looking Statements and Risk Factors

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “expect,” “anticipate,” and similar expressions identify forward-looking statements, which speak only as of the date the statement was made. Such statements may include commentary on plans, products and lines of business, marketing arrangements, reinsurance programs and other business developments and assumptions relating to the foregoing. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Future results could differ materially from those described and the Company undertakes no obligation to correct or update any forward-looking statements. For further information regarding risk factors that could affect the Company’s operations and future results, refer to the Company’s reports filed with the Securities and Exchange Commission, including the Form 10-K for the year ended December 31, 2013.

UNIVERSAL INSURANCE HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS (Unaudited)

(in thousands, except per share data)

	June 30,	December 31,
ASSETS	2014	2013
Cash and cash equivalents	$201,357	$117,275
Restricted cash and cash equivalents	2,635	2,600
Fixed maturities, at fair value	323,145	289,418
Equity securities, at fair value	12,420	65,022
Prepaid reinsurance premiums	193,811	241,214
Reinsurance recoverable	77,566	107,847
Reinsurance receivable, net	26,352	203
Premiums receivable, net	55,005	46,461
Other receivables	3,340	2,587
Property and equipment, net	9,815	9,289
Deferred policy acquisition costs, net	28,077	15,899
Income taxes recoverable	2,824	8,152
Deferred income tax asset, net	11,813	12,051
Other assets	2,242	2,072

Total assets	$950,402	$920,090

LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES:
Unpaid losses and loss adjustment expenses	$144,625	$159,222
Unearned premiums	412,709	383,488
Advance premium	22,671	22,959
Accounts payable	4,809	3,441
Book overdraft	4,312	14,947
Payable for securities purchased	1,026	—
Reinsurance payable, net	120,095	86,232
Income taxes payable	407	2,566
Dividends payable to shareholders	3,503	—
Other liabilities and accrued expenses	27,161	34,386
Long-term debt	30,984	37,240

Total liabilities	772,302	744,481

STOCKHOLDERS’ EQUITY:
Cumulative convertible preferred stock, $.01 par value	—	—
Authorized shares – 1,000
Issued shares – 12 and 30
Outstanding shares – 12 and 30
Minimum liquidation preference, $8.49 and $6.98 per share
Common stock, $.01 par value	449	436
Authorized shares – 55,000
Issued shares – 44,935 and 43,641
Outstanding shares – 34,988 and 35,366
Treasury shares, at cost – 9,947 and 8,275	(55,701)	(35,467)
Additional paid-in capital	41,539	42,282
Accumulated other comprehensive income (loss), net of taxes	(623)	(376)
Retained earnings	192,436	168,734

Total stockholders’ equity	178,100	175,609

Total liabilities and stockholders’ equity	$950,402	$920,090

UNIVERSAL INSURANCE HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

(in thousands, except per share data)

	Three Months Ended June 30,
	2014	2013
PREMIUMS EARNED AND OTHER REVENUES
Direct premiums written	$220,009	$219,946
Ceded premiums written	(76,483)	(133,897)

Net premiums written	143,526	86,049
Change in net unearned premium	(70,164)	(19,182)

Premiums earned, net	73,362	66,867
Net investment income (expense)	412	137
Net realized gains (losses) on investments	3,950	(1)
Net change in unrealized gains (losses) on investments	—	23
Commission revenue	3,670	5,271
Policy fees	3,899	3,819
Other revenue	1,696	1,640

Total premiums earned and other revenues	86,989	77,756

OPERATING COSTS AND EXPENSES
Losses and loss adjustment expenses	27,679	25,199
General and administrative expenses	28,901	22,869

Total operating costs and expenses	56,580	48,068

INCOME BEFORE INCOME TAXES	30,409	29,688
Income taxes, current	13,398	12,351
Income taxes, deferred	(115)	308

Income taxes, net	13,283	12,659

NET INCOME	$17,126	$17,029

Basic earnings per common share	$0.50	$0.47

Weighted average common shares outstanding – Basic	33,968	36,378

Fully diluted earnings per common share	$0.49	$0.44

Weighted average common shares outstanding – Diluted	35,174	38,314

Cash dividend declared per common share	$0.10	$0.08

UNIVERSAL INSURANCE HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

(in thousands, except per share data)

	Six Months Ended June 30,
	2014	2013
PREMIUMS EARNED AND OTHER REVENUES
Direct premiums written	$411,926	$424,085
Ceded premiums written	(198,132)	(275,214)

Net premiums written	213,794	148,871
Change in net unearned premium	(76,625)	(16,595)

Premiums earned, net	137,169	132,276
Net investment income (expense)	930	149
Net realized gains (losses) on investments	4,852	(16,038)
Net change in unrealized gains (losses) on investments	—	7,897
Commission revenue	7,759	10,257
Policy fees	7,411	7,505
Other revenue	3,173	3,165

Total premiums earned and other revenues	161,294	145,211

OPERATING COSTS AND EXPENSES
Losses and loss adjustment expenses	54,504	51,682
General and administrative expenses	53,264	44,079

Total operating costs and expenses	107,768	95,761

INCOME BEFORE INCOME TAXES	53,526	49,450
Income taxes, current	22,457	16,298
Income taxes, deferred	394	4,164

Income taxes, net	22,851	20,462

NET INCOME	$30,675	$28,988

Basic earnings per common share	$0.91	$0.76

Weighted average common shares outstanding - Basic	33,696	38,138

Fully diluted earnings per common share	$0.87	$0.73

Weighted average common shares outstanding - Diluted	35,450	39,760

Cash dividend declared per common share	$0.20	$0.16

Investor Contact:

Andy Brimmer / Mahmoud Siddig

Joele Frank, Wilkinson Brimmer Katcher

212-355-4449